EX-99.B-77G

            WADDELL & REED ADVISORS MUNICIPAL HIGH INCOME FUND, INC.

SUB-ITEM 77G(a):  Defaults on senior securities

1.   Oklahoma City Choctaw Nursing

$525,000   10.125%   Industry Development Revenue Bonds
due 9/1/06
Choctaw Nursing Center Project
CUSIP 678693BM3
This is a monetary default
Default date is March 30, 1996
Amount of default per $1,000 face amount is $ 565
Total amount of default is $ 296,788

$1,230,000   10.250%   Industry Development Revenue Bonds
due 9/1/16
Choctaw Nursing Center Project
CUSIP 678693CH3
This is a monetary default
Default date is March 30, 1996
Amount of default per $1,000 face amount is $ 572
Total amount of default is $ 703,919

2.   Oklahoma City Westlake Nursing

$430,000   10.125%   Industry Development Revenue Bonds
due 9/1/06
Westlake Nursing Center Project
CUSIP 678693BN1
Company filed for Chapter 11 bankruptcy protection July 24, 2000
This is a monetary default
Default date is September 30, 2000
Amount of default per $1,000 face amount is $ 110
Total amount of default is $ 47,166

$905,000   10.250%   Industry Development Revenue Bonds
due 9/1/16
Westlake Nursing Center Project
CUSIP 678693CJ9
Company filed for Chapter 11 bankruptcy protection July 24, 2000
This is a monetary default
Default date is September 30, 2000
Amount of default per $1,000 face amount is $ 111
Total amount of default is $ 100,492

3.   Myrtle Creek Oregon Building Authority

$3,000,000   8.000%   Myrtle Creek Golf Course Project Revenue Bonds
due 6/1/21
CUSIP 628599AA0
This is a monetary default
Default date is June 30, 1999
Amount of default per $1,000 face amount is $ 187
Total amount of default is $ 560,000

4.   South Carolina Jobs Economic Development Authority

$4,000,000 8.000% Solid Waste Recycling Santee River Revenue Bonds due 12/01/14
CUSIP 837042AB6
This is a monetary default
Default date is December 30, 2000
Amount of default per $1,000 face amount is $67
Total amount of default is $266,667

$2,460,000 9.000% Solid Waste Recycling Ser B Revenue Bonds due 12/01/11 CUSIP 837042AD2
This is a monetary default
Default date is December 30, 2000
Amount of default per $1,000 face amount is $75
Total amount of default is $184,500

5.   Upper Cumberland Tennessee Gas Utility

$1,400,000   7.000%   Gas Systems Revenue Bonds
due 3/1/16
CUSIP 915627AL7
This is a monetary default
Default date is September 30, 2000
Amount of default per $1,000 face amount is $ 76
Total amount of default is $ 106,167